UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 27, 2026

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 27, 2026, Avis Budget Group, Inc. (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) by and among the Company, on the one hand, and BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Sales Agents”), on the other hand. Pursuant to the terms of the Equity Distribution Agreement, the Company may sell, from time to time through or to the Sales Agents, as the Company’s sales agents or as principals, up to 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The sales, if any, of the Shares made under the Equity Distribution Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the Nasdaq Global Select Market or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed with the applicable Sales Agent. The Sales Agents may also sell the Shares by any other method permitted by law.

For sales of Shares through the Sales Agents, as the Company’s sales agents, the Company will pay the Sales Agents a commission at a mutually agreed rate, not to exceed 2.00% of the gross sales price per Share. In addition, the Company has agreed to pay certain expenses incurred by the Sales Agents in connection with the offering. The Company may also sell Shares to one or more of the Sales Agents as principal for such Sales Agent’s own account at a price agreed upon at the time of sale. If the Company sells Shares to one or more of the Sales Agents as principal, the Company will enter into a separate terms agreement with such Sales Agent. The Company has no obligation to sell any Shares under the Equity Distribution Agreement, and may at any time suspend the offering of Shares under the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Sales Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from sales of the Shares under the Equity Distribution Agreement, if any, for general corporate purposes.

The Company filed an automatic Shelf Registration Statement on Form S-3ASR (File No. 333-294689) and a prospectus supplement, dated March 27, 2026, with the Securities and Exchange Commission in connection with the offer and sale of the Shares pursuant to the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Equity Distribution Agreement, dated as of March 27, 2026, by and among the Company and BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: March 27, 2026